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EXHIBIT 10.16


October 27, 1998



Mr. Gerald B. Wasserman
President and Chief Executive Officer
Sport Maska, Inc.
3500 Blvd. De Maisonneuve West
Suite 800
Westmount, Quebec
H3Z 3C1

RE:       Amendment to NHL License and Sponsorship Agreement and
          Team Allocation Letter
          ---------------------------------------------------------

Dear Gerry:

     This letter, when executed by the parties (the "Letter Amendment"), shall amend the following agreements, in accordance with the terms and conditions set forth herein: (a) that certain Letter Agreement, dated September 25, 1998 (the "Letter Agreement"), between Sport Maska, Inc. and Maska U.S., Inc. (collectively, "CCM"), on the one hand, and the NHL Enterprises entities named below (collectively, "NHLE"), on the other hand, concerning the grant by NHLE to CCM of the right to supply authentic jerseys and other products to certain NHL member teams and the terms and conditions of an NHL license and sponsorship agreement; and (b) that certain Letter Agreement, dated September 25, 1998 (the "Team Allocation Letter") between CCM and NHLE concerning the allocation to CCM of the CCM Teams pursuant to the Letter Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Letter Agreement and the Team Allocation Letter.

     This Letter Amendment is entered into by the parties in contemplation of NHLE's granting the right, beginning in Year One, to manufacture, supply and sell authentic jerseys ("Jersey Rights"), among other products, to a total of two licenses, including CCM.

A.   LETTER AGREEMENT  The Letter Agreement is hereby amended as follows:

     1. The first sentence of the second grammatical paragraph of the Letter Agreement is hereby deleted in its entirety and replaced with the following sentence:

     "CCM will receive an allocation of fifteen (15) NHL member teams (the "CCM Teams"), effective as of July 1, 1999, which allocation will be fair and equitable and shall be determined by NHLE, in its sole discretion."

     2. All reference in the Letter Agreement to the term "Centre Ice" are hereby deleted and replaced with the term "Center Ice."


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     3.   Paragraph 5.A(i) of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

          "Year One:  $-;
          Year Two:   $-;
          Year Three: $-;
          Year Four:  $-;
          Year Five:  $-; and
          If applicable, Year Six: $-.
          Total: $- (includes Year Six)."

Paragraph 5.A(ii) of the Letter Agreement is hereby deleted in its entirety.

     4. The sixth sentence of paragraph 5.C of the Letter Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "Notwithstanding anything contained herein to the contrary, nothing in this Letter Agreement shall relieve CCM of its obligations to pay Minimum Guarantees during the Term aggregating $- (or $- if there is a Year Six)."

     5. The minimum amount which CCM will spend on NHL Marketing in Year Three, as set forth in paragraph 7.A of the Letter Agreement, is hereby changed from $- to $-.

     6. A new subparagraph C is hereby added to paragraph 8 of the Letter Agreement as follows:

          "C. To the extent that, during the Term, a CCM Team shall order equipment from CCM or its affiliates in addition to the equipment provided to such CCM Team pursuant to paragraph 6 hereof, CCM and such CCM Team may agree to allocate a portion of the CCM Team Marketing Minimum to cover the cost of such additional equipment."

     7. Paragraph 9.A of the Letter Agreement is hereby deleted in its entirety and replaced with:

          "A. CCM acknowledges that NHLE has entered into an agreement with another supplier of authentic jerseys (the "Other On-Ice Jersey Supplier") for rights with respect to NHL Teams other than the CCM Teams (the "Non-CCM Teams"). Notwithstanding the foregoing, NHLE agrees that, without the prior written consent of CCM, it will not grant the right to manufacture, supply and/or sell authentic, authentic named/numbered jerseys, replica jerseys or replica named/numbered jerseys to more than two licensees, including CCM, during the Term. CCM further acknowledges that such Other On-Ice Jersey Supplier has been granted non-exclusive rights to promote, manufacture, distribute and sell replica and replica named/numbered jerseys for all NHL Teams."

     8. Paragraph 9.E of the Letter Agreement is hereby deleted in its entirety and replaced with the following:


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          "E.  CCM understands and agrees that the right to supply NHL players with equipment on-ice bearing the CCM brand name, or the name of any CCM sub-brand incorporating the CCM brand name, during NHL games will not be subject to a separate fee but will be subject to the terms of the NHL's standard form of On-Ice Equipment License Agreement (the "On-Ice Agreement"). All other equipment supplied to NHL players on-ice (other than equipment bearing the CCM brand name or the name of a CCM sub-brand incorporating the CCM brand name) will be subject to a separate fee and terms as set forth in the On-Ice Agreement; provided, however, that NHLE hereby agrees that it will charge CCM or its affiliate an aggregate fee of $- per year of the Term for equipment on-ice bearing the Canadien, Heaton, Jofa, Koho or Titan brand names (collectively, the "Jofa Brand Names"); provided further, however, that such $- annual fee shall apply only to equipment bearing the Jofa Brand Names in the equipment categories for which a fee was paid for the 1998-1999 NHL season, as set forth in Exhibit E attached hereto and made a part hereof."

     9. Paragraph 9.G of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

          "G. CCM acknowledges and agrees that the rights set forth in the Agreement will apply to the CCM brand name only, except as set forth in paragraph 9.E hereof."

     10.  A new paragraph 9.N is added to the Letter Agreement as follows:

          "N. If at any time during the Term, the Jersey Rights of the Other On-Ice Jersey Supplier are terminated, NHLE shall provide CCM with written notice of such termination. NHLE agrees that for ten (10) days following the delivery of such notice to CCM, NHLE (a) will not solicit proposals from or negotiate with any third party for the Jersey Rights of such Other On-Ice Jersey Supplier, and (b) will negotiate in good faith with CCM for such Jersey Rights."

     11. Exhibit A of the Letter Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto. Exhibit B attached hereto is added to the Letter Agreement as a new Exhibit E.

B. TEAM ALLOCATION LETTER The Team Allocation Letter is hereby amended as follows:

     1. The third grammatical paragraph of the Term Allocation Letter is hereby deleted in its entirety and replaced with the following:

          "Pursuant to the Letter Agreement, effective as of July 1, 1999, the CCM Teams will be the NHL member teams, and their successors, set forth on Exhibit A attached hereto and made a part hereof. NHLE agrees that for so long as NHLE has granted the right to manufacture authentic and replica jerseys to only two licensees, including CCM, the NHL member


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          teams allocated to CCM shall consist of at least half of all the NHL member teams."

     2. Exhibit A of the Team Allocation Letter is hereby deleted in its entirety and replaced with Exhibit C attached hereto. Exhibit B of the Team Allocation Letter is hereby deleted in its entirety.



          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)



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     If the terms set forth above reflect your understanding, please countersign this Letter Amendment in the space provided below and forward five (5) fully-executed originals to me. I will then have the terms of the Letter Agreement and the Team Allocation Letter, as each is amended hereby, incorporated into the NHL's standard retail and export license agreement form and forward a copy to you for execution. Until then, the Letter Agreement and the Team Allocation Letter, as amended, shall each constitute a binding contract enforceable against the parties in accordance with its terms.

                            Sincerely yours,

                            NHL Enterprises, L.P.
                            By:  NHL Enterprises, Inc., its general partner

                            By:  (signed)
                                 -------------------------------------
                                 Brian Jennings
                                 Vice President, Consumer Products Marketing

                            NHL Enterprises Canada, L.P.
                            By: National Hockey League Enterprises Canada, Inc., its general partner

                            By:  (signed)
                                 -------------------------------------
                                 Brian Jennings
                                 Vice President, Consumer Products Marketing

                            NHL Enterprises B.V.
                            By:  NHL Enterprises, Inc., its Managing Director

                            By:  (signed)
                                 -------------------------------------
                                 Brian Jennings
                                 Vice President, Consumer Products Marketing


Agreed and Accepted this
27th Day of October, 1998:

Sport Maska, Inc.

By:  (signed)
     -------------------------------------
     Name:  Gerald B. Wasserman
     Title: Chairman, President & Chief Executive Officer


Maska U.S., Inc.

By:  (signed)
-------------------------------------
     Name:  Gerald B. Wasserman
     Title: Chairman, President & Chief Executive Officer

Attachment

c.c. Ms. Heather Bell (w/att.)


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     Leslie Gittess, Esq. (w/att.)
     Robert Hawkins, Esq. (w/att.)
     Mr. Lloyd Haymes (w/stt.)
     Ms. Mary McCarthy (w/att.)
     Mr. Steve Solomon (w/att.)
     Richard Zahnd, Esq. (w/att.)


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                                                                       EXHIBIT A

                                     EXHIBIT A

                             Examples of Refunds to CCM


1. OVERAGES EXCEED SHORTFALLS - REFUND EQUALS SHORTFALLS If in Year Two CCM earns royalties of $-, CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. Notwithstanding such Shortfall, CCM shall pay to NHLE the full amount of the Minimum Guarantee in equal monthly installments from October through April of such year. If in Year Three CCM earns and pays to NHLE $- (an Overage of $- over the Minimum Guarantee of $-) and in Year Four earns and pays to NHLE $-), CCM will have earned and paid to NHLE an aggregate Overage ($-) which exceeds the aggregate Shortfall, it has experienced ($-). In such an event, at the expiration of the Term, the termination of the Agreement or the occurrence of any event set forth in paragraph 9.K(i) or (iii) of the Letter Agreement, whichever occurs first, NHLE shall pay to CCM a refund equal to the aggregate Shortfall, or $-.

2. OVERAGES ARE LESS THAN SHORTFALLS - REFUND EQUALS OVERAGES If in Year Two CCM earns $-, CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. If in Year Three CCM earns $-, CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. Notwithstanding such Shortfalls, CCM shall pay to NHLE the full amount of the Minimum Guarantee for each of such years in equal monthly installments from October through April of the applicable year. If in Year Four CCM earns and pays to NHLE $- (an Overage of $- over the Minimum Guarantee of $-), CCM will have earned and paid to NHLE an aggregate Overage ($-) which is less than the aggregate Shortfall it has experienced ($-). In such an event, upon the expiration of the Term, the termination of the Agreement or the occurrence of any event set forth in paragraph 9.K(i) or (iii) of the Letter Agreement, whichever occurs first, NHLE shall pay to CCM a refund equal to the aggregate Overage, or $-.


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                                                                       EXHIBIT B

                                     EXHIBIT E


                        Equipment Categories for Jofa Brands
                              For 1998-1999 NHL Season


Equipment Category:                     Brand(s):
-------------------                     ---------

Helmets                                 Jofa

Hockey Sticks                           Canadien, Heaton, Koho, Titan

Goalie Equipment                        Heaton, Koho

Gloves                                  Koho, Jofa

Player Pants                            Koho


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                                                                       EXHIBIT C


                                     EXHIBIT A


                                CCM TEAM ALLOCATION



Atlanta Thrashers
Carolina Hurricanes
Dallas Stars
Detroit Red Wings*
Los Angeles Kings
Nashville Predators*
New York Islanders
Ottawa Senators
Philadelphia Flyers*
San Jose Sharks*
St. Louis Blues
Tampa Bay Lightning
Toronto Maple Leafs*
Vancouver Canucks
Washington Capitals


*denotes team previously allocated to NIKE, Inc., or its successor, before the 1999 - 2000 NHL season.






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